Exhibit 10(r)
MARKETING AND SALES AGREEMENT

THIS MARKETING AND SALES AGREEMENT (the "Agreement") is entered into as of the 21st day of June, 2010 by and between EuroTech, Inc., a Maryland corporation with its principal place of business at 10206 Old Columbia Road, Columbia, Maryland ("EuroTech"), and Elecsys Corporation, a Kansas corporation with its principal place of business at 846 North Mart-Way Court, Olathe, Kansas ("Elecsys").

WHEREAS, EuroTech has entered into a Technology Rights Agreement with Larry Lendo and John Lujan pursuant to which exclusive license rights to designated technology (as defined therein) in the oil and gas and energy markets have been granted;

WHEREAS, the technology referenced in the Technology Rights Agreement has been sublicensed to Elecsys; and

WHEREAS, Elecsys and EuroTech wish to enter into additional agreement with respect to the marketing and sales of such technology

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Delivery of Assets.  EuroTech shall deliver to Elecsys, contemporaneous with the execution of this Agreement, all mutually agreed upon manufacturing documentation, instructions, and test jigs adequate to permit Elecsys to test and maintain those products listed on Exhibit A attached hereto.  To the extent Elecsys chooses to purchase any test fixtures required for these testing and maintenance efforts, Elecsys shall pay to EuroTech a mutually agreed upon price for such test fixtures.

2.           Customer Support.  Attached as Exhibit B to this Agreement is a list of customers and certain contracts that EuroTech has entered into with each such customer.  Elecsys shall provide to such customers the ongoing product support required pursuant to such contracts and shall be entitled to receive from each such customer payment for any support services so provided.  Elecsys shall have no obligation or responsibility for any services provided by EuroTech prior to the date of this Agreement, and EuroTech shall have no obligation or responsibility for any services so provided by Elecsys.

In the event Elecsys is called upon to provide any warranty service to prior customers of EuroTech, EuroTech agrees to compensate Elecsys for such repair work at a rate also set forth on Exhibit B attached hereto.  Any such compensation shall be due from EuroTech within 30 days of delivery by Elecsys of the invoice for such work.

In the event:  (i) Elecsys sells substantially all of its assets or a majority of its outstanding stock is acquired in a single transaction that closes within twelve months from the date of this Agreement, and (ii) Elecsys or its successor in interest materially fails to perform the service obligations set forth in this Section 2, then EuroTech, at its option, shall have the right to terminate or modify this agreement.

3.           Parts Availability.  To the extent that Elecsys needs or requests components to provide the customer support described in Section 2 above, EuroTech shall provide those components listed on Exhibit C attached hereto and Elecsys shall promptly pay the per unit price also noted on Exhibit C.  EuroTech shall be obligated to provide such parts until such time as its stock, existing as of the date of this Agreement, has been depleted.  In addition, EuroTech shall provide as many processor and IO cards as may be requested by Elecsys, also at the agreed upon price set forth on Exhibit C attached hereto.

4.           Non-Competition.  In exchange for the undertakings of Elecsys set forth above, EuroTech agrees not to engage in the marketing or sale of any of the products that incorporate the Technology, or to otherwise license or sell, the Technology described in the Technology Rights Agreement dated June 21st, 2010 (solely to the extent that such technology is used in the oil, gas, and energy markets (collectively, the “Market”)).  Further, EuroTech agrees to no longer provide any customer support or product repair services in any way relating to such technology in the Market.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

ELECSYS CORPORATION

By:  /s/ Karl B. Gemperli
Name:  Karl B. Gemperli
Title:  CEO
Date:  6-21-2010

EUROTECH, INC.

By:  /s/ Greg Nicoloso
Name:  Greg Nicoloso
Title:  CEO
Date:  6-21-2010

Exhibit A

Production documentation, test jigs

All Available production documentation and test procedures and jigs will be provided by Eurotech in order for Elecsys to fully support and/or produce the following products:

Director Series II

Director Series IV

Director Series V

Director Z – (test jig to be purchased by Elecsys)

Exhibit B

Maintenance and Support Obligations

Conoco Philips	Expires 2/24/2011
Magellan Pipeline Company	Expires 4/3/2011
Enterprise Products Operating L.P.	Expires 2/15/2011

Elecsys shall provide the balance of current service/support contracts at no cost to Eurotech.

Elecsys shall negotiate future service/support contracts directly with the customers.

Warranty Repair Rate

For repairs to Director units shipped by Eurotech prior to this Agreement that are still covered under original warranty:

1.	Eurotech shall provide replacement parts to Elecsys free of charge.
2.	Eurotech will pay Elecsys for any parts it is not able to provide to Elecsys at cost.
3.	Eurotech will pay Elecsys $65.00 to process and repair each Director unit.
4.	Eurotech will pay any warranty related shipping charges.

Exhibit C

Materials

Supported Legacy Products: Director II, Director IV, and Director V

The following Legacy Materials will be supplied at 15% above Eurotech Cost (as listed below), until supply is exhausted.  Once on hand supplies are depleted, Eurotech will provide supplier information for Elecsys to contact vendors directly for future procurement. Items must be purchased with a minimum qty of 10 pieces, or the remaining balance.

Eurotech P/N:	Description	Additional Info	Per Unit Cost	Qty on Hand
2040-14395-000-000	Cable; Director Ethernet		$ 2.51	300
2040-14396-000-000	Cable; Director I/O Breakout		$ 14.03	56
2040-14398-000-000	Cable; DS4-P		$ 16.98	13
2040-16100-000-000	Cable; DIR Set (1 ea Blk,Org,Purple)		$ 0.49	1200
2101-14367-000-000	Cable; ACS-011	SCT-AIM104 to AIM104-386 Cable	$ 3.81	86
2151-14343-000-000	Conn; 25.303.3353.0	3 Pos Panel Mount Socket	$ 1.28	160
2151-14344-000-000	Conn; 25.340.3353	3 Pos Mating Plug	$ 1.40	160
2153-08460-000-000	Conn; 555052-1	RJ45 coupler	$ 1.93	260
2190-09534-000-000	License; TARGET (physical)		$ 1.00	750
2250-14314-000-000	Metal; 10851	DS2 Enclosure	$ 27.63	133
2250-14315-000-000	Metal; 12173	DS4 Enclosure	$ 37.21	70
2253-14323-000-000	Metal; 12335	DS4 End Plate Small Cover	$ 1.38	145
2253-14324-000-000	Metal; 12676	DS4 End Plate Large Cover	$ 1.08	105
2257-10396-000-000	Misc; 7700010000 (Director Mounting Kit)		$ 3.13	375
2258-14317-000-000	Metal; 10879	DS2 End Plate	$ 2.70	275
2258-14318-000-000	Metal; 11131	DS2 End Plate w/(1) DB9	$ 3.48	0
2258-14319-000-000	Metal; 11142	DS2 End Plate w/Ethernet	$ 3.45	210
2258-14321-000-000	Metal; 12136	DS4 End Plate w/(6) DB25	$ 2.95	80
2258-14322-000-000	Metal; 12137	DS4 Front Plate w/Ethernet	$ 4.79	195
2258-14325-000-000	Metal; 12750	DS4 End Plate w/(2) SER4	$ 4.44	66
2258-14326-000-000	Metal; 14117	DS4 Back Plate w/(4) DB9	$ 3.38	134
2258-14328-000-000	Metal; 50957	DS4P Front Plate	$ 4.40	110
2258-14329-000-000	Metal; 50958	DS4P Modem Plate	$ 1.99	140
2258-14330-000-000	Metal; 50959	DS4P-(2)E-M Front Plate	$ 5.21	145
2258-16030-000-090	Metal; DS2P Face Plate		$ 7.20	127
2258-16031-000-090	Metal; DS4P Face Plate		$ 7.20	124
2610-11000-000-000	Label; LM12	Logo Label	$ 0.88	870
2610-14355-000-000	Label; LDS2	DS2 Label	$ 1.78	173

2610-14356-000-000	Label; LDS4-P	DS4P Label	$ 1.27	240
6000-00623-001-102	Board; SCT-AIM104		$ 176.63	32
6000-00623-002-102	Board; SCT-AIM104-NPB		$ 94.15	6
6002-10550-000-000	Hardware; OEM-MODEM-56C2		$ 62.73	30
2040-14397-000-000	Cable; Director I/O External		$ 10.34
7002-14376-000-000	Conn; 910645		$ 40.73

Supported Current Products

The following materials will be supplied by Eurotech at Distribution pricing, as listed below.

		1-9	10-49	50-99	100-499	500-1K	1K- 5K
	Legacy Board
6070-00609-002-104	Board; AIM104-386EX:DIRECTOR-1	$235	$209	$196	$171	$157	$155
6070-00638-003-105	Board; PEGASUS-M64-F16 w/SRAM	$366	$325	$305	$266	$244	$242
6071-00638-001-105	Board; PEGASUS-M32-F16:DIRECTOR	$415	$369	$346	$302	$277	$274

	Current Product
2040-14214-000-000	Cable; ZEUS Power	$10	$9	$8	$7	$7	$6
2258-53056-000-000	Metal; ICE-ZEUS Front Panel:Southern Star	$15	$13	$12	$11	$10	$10
2610-14354-000-000	Label, Barcode Logo	$3	$3	$2	$2	$2	$2
6570-00702-005-104	Board; ZEUS-M256-F64-005-R6	$446	$397	$372	$325	$298	$295
6570-00702-001-104	Board; ZEUS-M128-F32-001-R6	$417	$370	$347	$303	$278	$275
7060-52784-009-101	Enclosure; ICE-ZEUS-China	$110	$98	$92	$80	$73	$73
9500-00017-000-000	Cable; ZEUS COM 3-4	$33	$29	$27	$24	$22	$22
6570-00604-001-102	Board; AIM104-ETHER R6	$46	$40	$36	$33	$31	$30
6570-00685-001-101	Board; AIM104-COM8 R6	$115	$101	$89	$84	$77	$77
7000-13477-000-000	Cable; AIM104-COM8	$5	$5	$5	$4	$4	$4

For any items on the Director Z bill of materials that are not listed above, Eurotech shall provide supplier information to enable Elecsys to procure parts directly from vendors.